      As filed with the Securities and Exchange Commission on June 28, 1996

                           Registration No. 333-07227
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 AMENDMENT NO. 1
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                                THE BUCKLE, INC.
             (Exact name of registrant as specified in its charter)

           NEBRASKA                                       47-0366193
 (State or other jurisdiction of           (I.R.S. Employer Identification No.)
 incorporation or organization)

                              2407 WEST 24TH STREET
                             KEARNEY, NEBRASKA 68847
               (Address of Principal Executive Offices) (ZIP Code)

                      1995 EXECUTIVE STOCK OPTION PLAN (1)
                  (Full title of the plan or written contract)


                            DENNIS NELSON, PRESIDENT
                                THE BUCKLE, INC.
                              2407 WEST 24TH STREET
                             KEARNEY, NEBRASKA 68847
                                 (308) 236-8491
                      (Name, address and telephone number,
                   including area code, of agent for service)

                                             __________________________

                                  With copy to:

                            Rochelle A. Mullen, Esq.
                  Cline, Williams, Wright, Johnson & Oldfather
                        1125 South 103rd St. - Suite 720
                           Omaha, Nebraska 68124-1090

     (1) The Buckle, Inc. (the "Company") originally filed an S-8 to register 500,000 shares of Common Stock (File No. 333-07227), pursuant to its 1995 Executive Stock Option Plan. Subsequent to that filing, the Company amended the Plan on January 30, 1995 to allow an additional 500,000 shares to be issued to officers other than those subject to ss. 162(m) of the Internal Revenue Code. Then, the Company effected a 2-for-1 stock split on April 24, 1997, and effected a 3-for-2 stock split on May 28, 1998. This Amendment No. 1 is being filed to register 1,500,000 additional shares, which number of shares equals 500,000 pursuant to an amendment to the Plan, adjusted to 1,000,000 shares for the April 24, 1997 2-for-1 stock split and adjusted to 1,500,000 shares for the May 28, 1998 3-for-2-stock split.




                       CALCULATION OF REGISTRATION FEE


====================================================================================================================
                                                                                                  Amount of
 Title of Securities        Amount to be             Proposed Maximum           Proposed        Registration
  to be Registered           Registered               Offering Price            Maximum              Fee
====================================================================================================================
      Common Stock        1,500,000 Shares          $28.75 per share           $43,125,000        $11,988.75
====================================================================================================================

     (1) The proposed maximum offering price was determined in accordance with Rule 457(c) under the Securities Act of 1933, based on the average of the bid and asked price of shares of the same class reported on the New York Stock Exchange on January 8, 1999.

     (2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.


ITEM 8.   EXHIBITS

=================== ===========================================================
     EXHIBIT
      NUMBER                        EXHIBIT
=================== ===========================================================
        5           Opinion of Counsel
=================== ===========================================================
       23.1         Consent of Auditors
=================== ===========================================================
       23.2         Consent of Counsel (included in Exhibit 5)
=================== ===========================================================
       99.1         Amendment to 1995 Executive Stock Option Plan
=================== ===========================================================


     The contents of the S-8 Registration Statement (File No. 333-07227) are hereby incorporated by reference.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kearney, State of Nebraska on January 14, 1999.


                                     THE BUCKLE, INC.


                                     BY: /s/ KAREN B. RHOADS
                                         --------------------------------------
                                         Karen B. Rhoads, Vice President
                                         Of Finance and Director


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                      Title                                       Date

  /s/ DANIEL J. HIRSCHFELD                    Chairman and Director                       1/14/99
  ---------------------------------------
  Daniel J. Hirschfeld

  /s/ DENNIS H. NELSON                        President and Director                      1/14/99
  ---------------------------------------
  Dennis H. Nelson

  /s/ ROBERT E. CAMPBELL                      Director                                    1/14/99
  ---------------------------------------
  Robert E. Campbell

                                              Director                                    1/__/99
  ---------------------------------------
  Ralph M. Tysdal

                                              Director                                    1/__/99
  ---------------------------------------
  Bill L. Fairfield

                                              Director                                    1/__/99
  ---------------------------------------
  William D. Orr


